CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

THE CATALYST FUNDS

APPENDIX B

Series of the Trust

Amended as of December 15, 2009

•

Catalyst Value Fund

•

Catalyst High Income Fund

•

Catalyst Total Return Income Fund

•

Catalyst Rising Dividend Income Fund

•

Listed Private Equity Plus Fund

•

America First Quantitative Strategies Fund

•

Eventide Gilead Fund

•

Day Hagan Tactical Allocation Fund of ETFs

•

Catalyst/Groesbeck Growth of Income Fund

Approved by:

Catalyst Funds

Huntington National Bank

/s/ Jerry Szilagyi, Trustee

/s/

Jerry Szilagyi, Trustee

Name, Title